Exhibit (10j.(8))

                            SERVICE AGREEMENT
                 APPLICABLE TO FIRM TRANSPORTATION SERVICE
                           UNDER RATE SCHEDULE FS-1

  THIS AGREEMENT is made and entered into this 9th day of November 1994,by and between:

               ALBERTA NATURAL GAS COMPANY LTD, a body corporate, having an office and carrying on business in the City of Calgary, in the Province of Alberta, (hereinafter referred to as "Company"),

                                - and -

               NORTHWEST NATURAL GAS COMPANY, a body corporate having an office in the City of Portland, in the State of Oregon, (hereinafter referred to as "Shipper")

WHEREAS, Company's Facilities extend from a point of interconnection with the pipeline facilities of NOVA Corporation of Alberta at the Alberta-British Columbia border near Coleman, Alberta, through southeast British Columbia to a point of interconnection with the pipeline facilities of Pacific Gas Transmission Company at the international border near Kingsgate, British Columbia; and

WHEREAS, Shipper desires Company, on a firm basis, to transport certain volumes of natural gas through Company's Facilities from Alberta/British Columbia border near Coleman, Alberta to British Columbia/U.S. international border near Kingsgate, B.C.; and

WHEREAS, Company is willing to transport certain volumes of natural gas for Shipper, on a firm basis;

NOW, THEREFORE, the parties agree as follows:

      1. This Agreement is subject to all valid legislation with respect to the subject matters hereof, either provincial or federal, and to all valid present and future decisions, orders, rules, and regulations of all duly constituted governmental authorities having jurisdiction.

      2. Shipper acknowledges receipt of a current copy of Company's Gas Transportation Service Documents and Company agrees to provide Shipper with any amendments thereto.

      3. The terms used herein shall have the same meanings as are ascribed to corresponding terms in the General Terms and Conditions contained in the Gas Transportation Service Documents.

      4. Shipper hereby requests, and Company agrees to provide Service pursuant to Service Schedule FS-1 in accordance with the attached Schedule A which is incorporated into and forms part of this Agreement, such Service to commence on the Service Availability Date and to terminate, subject to the provisions hereof, on the Service Termination Date.

      5. Shipper agrees to make gas available for Shipper's share of Company Use Gas, or pay for such gas, pursuant to Article V of the General Terms and Conditions.

      6. Company undertakes to redeliver to Shipper, and Shipper agrees to accept, at the Delivery Point, a volume of gas equivalent in heat content to the volume received by Company from Shipper, at the Receipt Point, after deducting gas volumes, if any, provided by Shipper for Company Use Gas.

      7. In providing service to its existing or new Shippers, Company will use the priority of service specified in Article Xl of Company's General Terms and Conditions.

      8. Prior to the Service Availability Date, Shipper shall provide Company with all information identified in Company's
Request for Transportation Form.

      9. Shipper agrees to pay, during the period commencing from the Service Availability Date, and in accordance with Schedule FS-1, the General Terms and Conditions, the Statement of Effective Rates and Charges and Schedule "A" attached hereto (all as may be amended from time to time), the rates, tolls and charges fixed by Company from time to time, in respect of each month, and portion thereof that this Service Agreement and any renewal thereof is in effect.

      In the event that the Service Availability Date occurs on any day other than the first day of a month, then the demand charge payable for such month under section 3.1 of Service Schedule FS-1 shall be the product resulting from multiplying the demand charge otherwise payable for such month by a fraction, the numerator of which shall be the number of days in such month subsequent to and including the Service Availability Date and the denominator of which is the total number of days in such month.

       10. Shipper covenants that it will make timely arrangements for upstream and downstream transportation, gas supply and markets and all necessary governmental authorizations and that it will advise the upstream and downstream transporters of the receipt and delivery points under this Agreement.

       Shipper acknowledges and agrees with Company that Company is relying upon the covenant contained in this clause and agrees that if any such arrangements or authorizations are not in place prior to the Service Availability Date, such will not affect the Shipper's obligation to pay any demand charge, surcharge, or any other amount payable to Company.

       11. If Shipper elects to exercise its option to terminate this Service Agreement as provided for in Clause 9. of Service Schedule FS-1, it shall execute and serve upon Company a termination notice not less than twelve months prior to the Service Termination Date as such date may be extended from time to time.

       12. Shipper agrees not to make demand or bring action against Company for Company's refusal to transport gas hereunder in the event that any upstream or downstream transporter fails to receive or deliver gas as contemplated by this agreement provided that such failure was not directly caused by the negligence of Company.

       13. Every notice, request, demand, statement or bill provided for by the Service Schedules, the Service Agreements and the General Terms and Conditions, or any notice which either Shipper or Company may wish to give to the other, shall be in writing and shall be directed as follows:



Shipper:  NORTHWEST NATURAL GAS COMPANY
          220 N.W. Second Avenue
          Portland, Oregon  97209

          Attention: Sr. Vice President, Operations and
            Information Services

Company:  ALBERTA NATURAL GAS COMPANY LTD
          2900, 240 - Fourth Avenue S.W.
          Calgary, Alberta, Canada
          T2P 4L7

          Attention: Manager, Customer Services

Any notice may be given by personal delivery, by telecopier or by mail and shall be deemed to be given on the day of delivery, if by personal delivery or by telecopier, and four (4) business days after mailing if by mail. Any notice may also be given bytelephone followed immediately by telecopier, or other telecommunication agreed to by both parties, and any notice so given shall be deemed to be given as of the date of the confirming telecommunication.

        14. The terms and conditions of Service Schedule FS-1 and the General Terms and Conditions are by this reference incorporated into and made part of this Service Agreement.

        15. A waiver by either party of one or more defaults by the other hereunder shall not operate as a waiver of any future default or defaults, whether of a like or different character.

        16. This agreement may be amended only by an instrument in writing executed by both parties hereto.

        17. Nothing in this agreement shall be deemed to create any rights or obligations between the parties hereto after the expiration of the term hereof as same may be extended from time to time except that termination of this agreement shall not relieve either party of the obligation to correct any gas volume imbalances or of the obligation to pay any amounts due hereunder.

        IN WITNESS WHEREOF the parties hereto have caused this agreement to be executed as of the day and year first written above.

                              ALBERTA NATURAL GAS COMPANY LTD


                              BY:  /s/ Jerry Smith
                              Name:  Jerry Smith
                              Title:  Vice President Operations

                              By:  /s/ B. A. Stevenson
                              Name:  B. A. Stevenson
                              Title:  Corporate Secretary


                              NORTHWEST NATURAL GAS COMPANY


                              By:  /s/ Dwayne L. Foley
                              Name: Dwayne L. Foley
                              Title: Senior Vice President

                              By:
                              Name:
                              Title:

                              Legal Department
                              Approved As To Form
                              This Date 10/10/94
                              By: SKA

                                SCHEDULE A
                       to the Flrm Service Agreement
                      Dated November 9, 1994 Between
                      ALBERTA NATURAL GAS COMPANY LTD
                                        AND
                  NORTHWEST NATURAL GAS COMPANY (Shipper)

1. Receipt Point:   Alberta/British Columbia Border near
                    Coleman, Alberta Minimum Pressure Available
                    4200 kPa

2. Delivery Point:  British Columbia/U.S. international border near Kingsgate, B.C.
                    Maximum Pressure Available 5500 kPa

3. Shipper's Haul Distance                            170.7 Km

4. Shipper's Compression Utilization                  170.7 Km

5. Maximum Day Delivery Quantity        (Winter) 1586.4 103m3/d
                                        (Summer) 1586.4 103m3/d

6. Service Availability Date                  November 1, 1995

7. Service Termination Date                   October 31, 2005

8. Surcharge Amount:

  For Special Facilities  N/A    Dollars/Month
  For Other              N/A    Dollars/Month

  Total Surcharge        N/A    Dollars/Month

SHIPPER                                      COMPANY

NORTHWEST NATURAL GAS COMPANY  ALBERTA NATURAL GAS COMPANY LTD


(By)  /s/ Dwayne L. Foley       (By)  /s/ Jerry Smith

Dwayne L. Foley, Senior Vice  Jerry Smith, Vice President
President, Operations         Operations

(By)                          (By)  /s/ B. A. Stevenson
                              B. A. Stevenson, Corp. Secty.
(Name/Title)                       (Name/Title)

Legal Department Approved As to Form This Date 10/10/94 By SKA


ex-10.8